UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 14, 2008
CALLIDUS SOFTWARE INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50463 (Commission File Number)	77-0438629 (IRS Employer Identification No.)

160 West Santa Clara Street, Suite 1500 San Jose, CA (Address of principal executive offices)		95113 (Zip Code)
(408) 808-6400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 2.3
EXHIBIT 99.1

Item 1.01	Entry into a Material Definitive Agreement
     On January 14, 2008, Callidus Software Inc. (the “Company”) entered into an Agreement and Plan of Merger with Compensation Technologies LLC (“CT”) and members of CT, pursuant to which a wholly owned subsidiary of the Company was merged with and into CT, with CT surviving as a wholly owned subsidiary of the Company. The total purchase price for all membership units of CT is up to $10,480,000. The purchase price will be paid as follows: $5,920,000 was paid in cash to the members of CT (the “CT Members”) at the closing; $720,000 was placed in escrow at the closing and will be paid to the CT Members after January 14, 2009 if not previously paid to the Company in respect of claims for indemnity; $1,520,000 will be paid to the CT Members on December 31, 2008, if, by that date, Robert Conti has not terminated his employment with the Company except for good reason or his employment has been terminated by the Company without cause; and up to $2,320,000 will be paid to the CT Members in February 2009 if the Company’s services business, which will include CT, meets certain financial performance criteria during 2008.
     On January 14, 2008, the Company also entered into an Agreement and Plan of Merger with Compensation Management Services LLC (“CMS”) and members of CMS, pursuant to which a wholly owned subsidiary of the Company was merged with and into CMS, with CMS surviving as a wholly owned subsidiary of the Company. The total purchase price for all membership units of CMS is up to $2,620,000. The purchase price will be paid as follows: $1,480,000 was paid in cash to the members of CMS (the “CMS Members”) at the closing; $180,000 was placed in escrow at the closing and will be paid to the CMS Members after January 14, 2009 if not previously paid to the Company in respect of claims for indemnity; $380,000 will be paid to the CMS Members on December 31, 2008, if by that date, Robert Conti has not terminated his employment with the Company except for good reason or his employment has been terminated by the Company without cause; and up to $580,000 will be paid to the CT Members in February 2009 if the Company’s services business meets certain financial performance criteria during 2008.
     Robert Conti, previously a member of both CT and CMS, accepted an offer to become the Company’s Senior Vice President, Worldwide Client Services starting on January 14, 2008. A copy of his offer letter is filed as an exhibit to this Form 8-K.
     The merger agreements govern the contractual rights between the parties in relation to the merger. The summary of their terms have been included with, and the merger agreements filed as an exhibit to, this Form 8-K to provide you with information regarding the terms of the agreements and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the merger agreements and related summaries are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The representations and warranties have been negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders.

Item 8.01	Other Events
     On January 14, 2008, the Company issued a press release announcing its acquisition of CT and CMS.
     A copy of the press release is furnished as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits.

2.1	Agreement and Plan of Merger dated as of January 14, 2008 by and among Compensation Technologies LLC, Callidus Software, Inc., CMS Merger Sub LLC, Robert Conti, Gary Tubridy and David Cichelli and Robert Conti, as Member Representative*

2.2	Agreement and Plan of Merger dated as of January 14, 2008 by and among Compensation Management Services LLC, Callidus Software, Inc., CMS Merger Sub LLC, Robert Conti, Gary Tubridy and David Cichelli and Robert Conti, as Member Representative*

2.3	Offer of Employment for Robert Conti

99.1	Press release issued January 14, 2008

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.
Date: January 14, 2008	By:	/s/ V. Holly Albert
		Name:	V. Holly Albert
		Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of January 14, 2008 by and among Compensation Technologies LLC, Callidus Software, Inc., CMS Merger Sub LLC, Robert Conti, Gary Tubridy and David Cichelli and Robert Conti, as Member Representative*

2.2	Agreement and Plan of Merger dated as of January 14, 2008 by and among Compensation Management Services LLC, Callidus Software, Inc., CMS Merger Sub LLC, Robert Conti, Gary Tubridy and David Cichelli and Robert Conti, as Member Representative*

2.3	Offer of Employment for Robert Conti

99.1	Press release issued January 14, 2008

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.